NEWS RELEASE	FLOTEK INDUSTRIES, INC.
FTK - AMEX Houston, Texas	October 5, 2006

FLOTEK INDUSTRIES, INC. TO ACQUIRE INTEREST
IN CAVO DRILLING MOTORS

HOUSTON, October 5, 2006 - Flotek Industries, Inc. (AMEX: FTK) announced it has entered into a definitive agreement to purchase a 50% interest in Cavo Drilling Motors (“CAVO”) for approximately $6 million, subject to normal closing conditions. The transaction will be funded with cash, common stock and a seller note, and is anticipated to close later this month.

CAVO is a complete downhole motor solutions provider specializing in the rental, servicing and sale of high-performance mud motors for a variety of drilling applications. CAVO serves both the domestic and international drilling markets with a customer base extending throughout North America, South America, Russia and West Africa. CAVO and Flotek are scheduled to participate at the Permian Basin Oil Show later this month. Additional information on the products and services can be found at www.cavodm.com.

"Our drilling tool group began purchasing motors from CAVO in 2005 and has continued to expand its inventory of rental motors to keep pace with customer demand” said Jerry Dumas, Chairman and CEO of Flotek Industries, Inc. “Based on the operating results in the Rocky Mountains, we have found the CAVO motor performance to be equal or superior to the best competitors’ offerings. We plan to leverage CAVO’s existing domestic and international sales channels in conjunction with Flotek’s established domestic sales and distribution network to expand overall revenues for both companies. The motor rentals have generated profit margins higher than our overall drilling tool group, with lower than expected repair costs. Demand for these motors has been very strong and I anticipate significant activity in this area in 2007. ”

Flotek manufactures and markets innovative specialty chemicals, downhole drilling and production equipment, and manages automated bulk material handling, loading and blending facilities. It serves major and independent companies in the domestic and international oilfield service industry. For additional information, please visit Flotek’s web site at http://www.flotekind.com.

Forward-Looking Statements:

This Press Release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc. business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company's ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company's most recent filings on Form 10KSB (including without limitation in the "Risk Factors" Section) and Form 10-QSB, and in the Company's other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward- looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.

CONTACT:
Flotek Industries, Inc.
Rosalie Melia, Corporate Secretary
713.849.9911